September 2015 Preliminary Terms No. 533 Registration Statement No. 333-200365 Dated September 2, 2015 Filed pursuant to Rule 433

Structured Investments

Opportunities in U.S. and International Equities and Commodities

Securities Linked to an ETF Basket due April 6, 2020—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley, will pay no interest, provide for a payment at maturity that may be less than the face amount and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. At maturity, if the basket has appreciated in value, investors will receive the face amount plus 150% participation in the upside performance of the basket, subject to the capped value of $1,450 to $1,500 per security (to be determined on the pricing date). If the basket has depreciated in value, but not by more than 15%, the securities will redeem for the face amount. However, if the basket has depreciated in value by more than 15%, investors will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the level of the basket in excess of 15%. Investors may lose up to 85% of the face amount of the securities. The securities are for investors who seek a funds-based return and who are willing to risk their investment and forgo current income and upside above the capped value in exchange for the participation rate and buffer features that in each case apply to a limited range of performance of the basket. The securities are notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.

All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, the basket or any securities held by the basket components.

SUMMARY TERMS
Issuer:	Morgan Stanley
Maturity date:	April 6, 2020*, subject to postponement if the calculation day is postponed
Aggregate face amount:	$
Basket:	Basket component	Bloomberg ticker symbol	Basket component weighting	Initial basket component value	Multiplier
	Shares of the SPDR® S&P 500® ETF Trust (the “SPY Shares” )	SPY	50%
	Shares of the iShares® Russell 2000® ETF (the “IWM Shares”)	IWM	15%
	Shares of the iShares® MSCI EAFE ETF (the “EFA Shares”)	EFA	15%
	Shares of the iShares® MSCI Emerging Markets ETF (the “EEM Shares”)	EEM	10%
	Shares of the PowerShares DB Commodity Index Tracking Fund (the “DBC Shares”)	DBC	5%
	Shares of the Vanguard REIT ETF (the “VNQ Shares”)	VNQ	5%
	The SPY Shares, the IWM Shares, the EFA Shares, the EEM Shares, the DBC Shares and the VNQ Shares are each referred to as a “basket component” and together as the “basket components.”
Redemption amount:

At maturity, the redemption amount per $1,000 face amount of securities will be determined as follows:

•  If the ending level is greater than the starting level, the lesser of:

•  If the ending level is less than or equal to the starting level, but greater than or equal to the threshold level:

$1,000

•  If the ending level is less than the threshold level:

If the ending level is less than the threshold level, you will receive less, and up to 85% less, than the face amount of your securities at maturity.

Notwithstanding anything to the contrary in the accompanying product supplement for PLUS, the amount you will receive at maturity will be the redemption amount, defined and calculated as provided in this document.

Participation rate:	150%
Starting level:	100, which will be equal to the sum of the products of the initial basket component value of each of the basket components on the pricing date, as set forth under “Basket – Initial basket component value” above, and the multiplier for such basket component on such date.
Ending level:	The basket closing value on the calculation day
Basket closing value:	The basket closing value on any day is the sum of the products of the closing value of each of the basket components and the multiplier for such basket component, in each case, on such day.
Terms continued on the following page
Agents:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly-owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $931.00 per security, or within $22.50 of that estimate. See “Investment Summary” beginning on page 3.
*To the extent we make any change to the pricing date or original issue date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.
Commissions and offering price:	Price to public	Agent’s commissions(1)	Proceeds to issuer(2)
Per security	$1,000	$35.00	$965.00
Total	$	$	$

(1)	Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $35.00 for each security it sells. Dealers, including Wells Fargo Advisors, LLC (“WFA”), may receive a selling concession of up to $15.00 per security, and WFA will receive a distribution expense fee of $0.75 for each security sold by WFA.See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)	See “Use of proceeds and hedging” on page 40.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12. All payments on the securities are subject to the credit risk of Morgan Stanley.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for PLUS, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

Product Supplement for PLUS dated November 19, 2014        Index Supplement dated November 19, 2014          Prospectus dated November 19, 2014

Wells Fargo Securities

Securities Linked to an ETF Basket due April 6, 2020—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities

Terms continued from previous page:
Closing value:	For each basket component, on any trading day, the share closing price of such basket component on such day times the adjustment factor for such basket component on such day.
Adjustment factor:	For each basket component, 1.0, subject to adjustment in the event of certain events affecting such basket component.
Multiplier:	The multiplier for each basket component will be set on the pricing date based on such basket component’s respective initial basket component value so that each basket component is reflected in the predetermined starting level in accordance with its basket component weighting. The multipliers will remain constant for the term of the securities. See “Basket – Multiplier” above.
Calculation day:	March 30, 2020*, subject to postponement for non-trading days and certain market disruption events
Threshold level:	85, which is 85% of the starting level
Capped value:	$1,450 to $1,500 per security (145% to 150% of the face amount), to be determined on the pricing date
Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	September 30, 2015*
Original issue date:	October 5, 2015* (3 business days after the pricing date)
CUSIP / ISIN:	61761JK65 / US61761JK656
Listing:	The securities will not be listed on any securities exchange.

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Principal at Risk Securities

Investment Summary

Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities

The Securities Linked to an ETF Basket due April 6, 2020—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside (the “securities”) can be used:

▪	As an alternative to direct exposure to the basket that enhances returns for a certain range of positive performance of the basket

▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario

▪	To achieve similar levels of upside exposure to the basket as a direct investment, subject to the capped value, while using fewer dollars by taking advantage of the participation rate

▪	To obtain a buffer against a specified level of negative performance in the basket

The securities are not designed for, and may not be a suitable investment for, investors who:

▪	Seek a liquid investment or are unable or unwilling to hold the securities to maturity

▪	Are unwilling to accept the risk that the ending level of the basket may decrease by more than 15% from the starting level, resulting in a loss on the initial investment

▪	Seek uncapped exposure to the upside performance of the basket

▪	Seek full return of the face amount of the securities at maturity

▪	Seek current income from their investments

▪	Are unwilling to accept the risk of exposure to equity and commodity markets, including foreign developed equity markets, foreign emerging equity markets, real estate investment trusts (“REITs”) and the large- and small-capitalization segments of the U.S. equity markets

▪	Seek exposure to the basket but are unwilling to accept the risk/return trade-offs inherent in the payment at stated maturity for the securities

▪	Are unwilling to accept the credit risk of Morgan Stanley

▪	Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings

Maturity:	Approximately 4.5 years
Participation rate:	150%
Capped value:	$1,450 to $1,500 per security (145% to 150% of the face amount), to be determined on the pricing date
Threshold level:	85% of the starting level. The securities provide a 15% buffer, with 1-to-1 downside exposure to the decrease in the level of the basket in excess of 15%.
Downside exposure:	Investors may lose up to 85% of the face amount of the securities.
Interest:	None

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000 per security. We estimate that the value of each security on the pricing date will be approximately $931.00, or within $22.50 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the capped value, the participation rate and the threshold level, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

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Principal at Risk Securities

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

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Principal at Risk Securities

Key Investment Rationale

The securities offer leveraged upside exposure to the basket, subject to the capped value, while providing limited protection against negative performance of the basket. At maturity, if the basket has appreciated in value, investors will receive the face amount plus 150% participation in the upside performance of the basket, subject to the capped value of $1,450 to $1,500 per security (to be determined on the pricing date). If the basket has depreciated in value, but not by more than 15%, the securities will redeem for the face amount. However, if the basket has depreciated in value by more than 15%, investors will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the level of the basket in excess of 15%. Investors may lose up to 85% of the face amount. All payments on the securities are subject to the credit risk of Morgan Stanley.

Leveraged Performance	The securities offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the basket.
Upside Scenario	The level of the basket increases, and, at maturity, the securities redeem for the face amount plus 150% participation in the upside performance of the basket, subject to the capped value of $1,450 to $1,500 per security (to be determined on the pricing date).
Par Scenario	The level of the basket decreases by no more than 15%, and, at maturity, the securities redeem for the face amount.
Downside Scenario	The level of the basket decreases by more than 15%, and, at maturity, the securities redeem for less than the face amount and have 1-to-1 downside exposure to the decrease in the level of the basket in excess of 15%. For example: if the basket depreciates in value by 25%, the securities will redeem for $900, or 90% of the face amount.

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Principal at Risk Securities

How the Securities Work

Payoff Diagram

The payoff diagram below illustrates the redemption amount on the securities based on the following terms, assuming no change to the adjustment factor:

Face amount:	$1,000 per security
Participation rate:	150%
Threshold level:	85% of the starting level
Hypothetical capped value:	$1,475 (147.5% of the face amount), the midpoint of the specified range for the capped value
Securities Payoff Diagram

How it works

▪	Upside Scenario. If the ending level is greater than the starting level, investors will receive the face amount of $1,000 per security plus 150% of the appreciation of the basket over the term of the securities, subject to the capped value. Under the hypothetical terms of the securities, an investor will receive the hypothetical capped value of $1,475 per security (147.5% of the face amount) at an ending level of approximately 131.67% of the starting level.

▪	Par Scenario. If the ending level is less than or equal to the starting level but greater than or equal to the threshold level, investors will receive the face amount of $1,000 per security.

▪	Downside Scenario. If the ending level is less than the threshold level, investors will receive an amount that is less than the face amount and have 1-to-1 downside exposure to the decrease in the level of the basket in excess of 15%.

▪	For example, if the basket depreciates 40%, investors would lose 25% of the face amount and receive only $750 per security at maturity, or 75% of the face amount.

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Principal at Risk Securities

Scenario Analysis and Examples of Redemption Amount at Maturity

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the value of the basket relative to the starting level. We cannot predict the ending level on the calculation day. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the basket. The numbers appearing in the examples below may have been rounded for ease of analysis. Notwithstanding anything to the contrary in the accompanying product supplement for PLUS, the amount you will receive per $1,000 face amount of securities at maturity will be the redemption amount, defined and calculated as provided in this document. The following scenario analysis and examples illustrate the payment at maturity on a hypothetical offering of the securities, based on the following terms*:

Investment term:	4.5 years

Starting level:	100

Threshold level:	85 (85% of the starting level)

Participation rate:	150%

Hypothetical capped value:	$1,475 per security (147.5% of the face amount), the midpoint of the specified range for the capped value

* The actual capped value for the securities will be determined on the pricing date.

Example 1—The value of the basket increases from a starting level of 100 to an ending level of 110.

Because the hypothetical ending level is greater than the starting level, the redemption amount would equal:

$1,000 + [$1,000 × [(110 – 100) / 100] × 150%] = $1,150

In this example, the redemption amount is greater than the face amount but less than the capped value. Therefore, on the stated maturity date, you would receive the redemption amount equal to $1,150 per $1,000 face amount of securities, resulting in a total return on the securities of 15%.

Example 2—The value of the basket increases from a starting level of 100 to an ending level of 160.

The redemption amount would be equal to the capped value since the capped value is less than:

$1,000 + [$1,000 × [(160 – 100) / 100] × 150%] = $1,900

Therefore, on the stated maturity date, you would receive the hypothetical capped value of $1,475 per $1,000 face amount of securities, resulting in a total return on the securities of 47.50%.

The appreciation potential of the securities is limited by the hypothetical capped value of $1,475 per security, or 147.5% of the face amount. Although the participation rate provides 150% exposure to any increase in the ending level over the starting level, because the redemption amount will be limited to 147.5% of the face amount for the securities (assuming a capped value of $1,475 per security), any increase in the ending level over the starting level by more than approximately 31.67% of the starting level will not further increase the return on the securities.

Example 3—The value of the basket decreases from a starting level of 100 to an ending level of 90.

Because the hypothetical ending level is less than or equal to the starting level but greater than or equal to the threshold level, the redemption amount would equal:

$1,000

Because the hypothetical ending level is less than or equal to the starting level but greater than or equal to the threshold level, you would receive the redemption amount equal to $1,000 per $1,000 face amount of securities, resulting in a total return on the securities of 0%.

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Example 4—The value of the basket decreases from a starting level of 100 to an ending level of 60.

Because the hypothetical ending level is less than the starting level by more than 15%, you would lose a portion of the face amount of your securities and receive the redemption amount equal to:

$1,000 - [$1,000 × (85 – 60) / 100] = $750

Because the ending level is below the threshold level on the calculation day, the securities will be fully exposed to any decline in the value of the basket in excess of 15%. Therefore, the redemption amount is equal to $750 per $1,000 face amount of securities, resulting in a total loss on the securities of 25%.

If the ending level is below the threshold level on the calculation day, the securities will be fully exposed to any decline in the basket in excess of 15%. You may lose up to 85% of the face amount of your securities at maturity.

Scenario Analysis – Hypothetical Redemption Amount for each $1,000 Face Amount of Securities.

Performance of the Basket		Performance of the Securities(1)
Ending Level	Percent Change in Basket Closing Value	Participation Rate	Redemption Amount	Return on Securities(2)
200.0000	100.0000%	150%	$1,475.00	47.50%
190.0000	90.0000%	150%	$1,475.00	47.50%
180.0000	80.0000%	150%	$1,475.00	47.50%
170.0000	70.0000%	150%	$1,475.00	47.50%
160.0000	60.0000%	150%	$1,475.00	47.50%
150.0000	50.0000%	150%	$1,475.00	47.50%
140.0000	40.0000%	150%	$1,475.00	47.50%
131.6667	31.6667%	150%	$1,475.00	47.50%
130.0000	30.0000%	150%	$1,450.00	45.00%
120.0000	20.0000%	150%	$1,300.00	30.00%
110.0000	10.0000%	150%	$1,150.00	15.00%
105.0000	5.0000%	150%	$1,075.00	7.50%
100.0000(3)	0.0000%	N/A	$1,000.00	0.00%
90.0000	-10.0000%	N/A	$1,000.00	0.00%
85.0000	-15.0000%	N/A	$1,000.00	0.00%
84.0000	-16.0000%	N/A	$990.00	-1.00%
80.0000	-20.0000%	N/A	$950.00	-5.00%
70.0000	-30.0000%	N/A	$850.00	-15.00%
60.0000	-40.0000%	N/A	$750.00	-25.00%
50.0000	-50.0000%	N/A	$650.00	-35.00%
40.0000	-60.0000%	N/A	$550.00	-45.00%
30.0000	-70.0000%	N/A	$450.00	-55.00%
20.0000	-80.0000%	N/A	$350.00	-65.00%
10.0000	-90.0000%	N/A	$250.00	-75.00%
0.0000	-100.0000%	N/A	$150.00	-85.00%

(1) Assumes a capped value of $1,475 per security (147.5% of the face amount), the midpoint of the specified range for the capped value.

(2) The “Return on Securities” is the number, expressed as a percentage, which results from comparing the redemption amount per $1,000 face amount of securities to the purchase price of $1,000 per security.

(3) The starting level

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Principal at Risk Securities

How to Calculate the Ending Level

Below are three full examples of how to calculate the ending level. The following examples and the tables are based on hypothetical data and are provided for illustrative purposes only. The examples do not show every situation that can occur.

Ending Level = Sum of the products of (i) the closing value of each basket component on the calculation day (referred to in these examples as the “final basket component value”) and (ii) the multiplier for such basket component on the calculation day

SPY Shares =	Final Basket Component Value × Multiplier, plus
IWM Shares =	Final Basket Component Value × Multiplier, plus
EFA Shares =	Final Basket Component Value × Multiplier, plus
EEM Shares =	Final Basket Component Value × Multiplier, plus
DBC Shares =	Final Basket Component Value × Multiplier, plus
VNQ Shares =	Final Basket Component Value × Multiplier

Example 1: The basket performance is positive.

Basket Component	Basket Component Weighting	Hypothetical Multiplier	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Appreciation / Depreciation
SPY Shares	50%	0.250000000	$200.00	$220.00	+10%
IWM Shares	15%	0.130434783	$115.00	$132.25	+15%
EFA Shares	15%	0.250000000	$60.00	$63.00	+5%
EEM Shares	10%	0.250000000	$40.00	$42.80	+7%
DBC Shares	5%	0.333333333	$15.00	$16.50	+10%
VNQ Shares	5%	0.062500000	$80.00	$84.00	+5%

Using the hypothetical final basket component values and the hypothetical multipliers above, the ending level is calculated as follows:

SPY Shares =	$220.00 × 0.250000000, plus
IWM Shares =	$132.25 × 0.130434783, plus
EFA Shares =	$63.00 × 0.250000000, plus
EEM Shares =	$42.80 × 0.250000000, plus
DBC Shares =	$16.50 × 0.333333333, plus
EEM Shares =	$84.00 × 0.062500000

Ending Level	=	109.45
Starting Level	=	100.00

In the above example, all of the basket components appreciated. Therefore, the basket appreciated in value from the starting level of 100.00 to the ending level of 109.45.

Example 2: The basket performance is negative.

Basket Component	Basket Component Weighting	Hypothetical Multiplier	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Appreciation / Depreciation
SPY Shares	50%	0.250000000	$200.00	$120.00	-40%

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IWM Shares	15%	0.130434783	$115.00	$126.50	+10%
EFA Shares	15%	0.250000000	$60.00	$63.00	+5%
EEM Shares	10%	0.250000000	$40.00	$44.00	+10%
DBC Shares	5%	0.333333333	$15.00	$16.50	+10%
VNQ Shares	5%	0.062500000	$80.00	$84.00	+5%

Using the hypothetical final basket component values and the hypothetical multipliers above, the ending level is calculated as follows:

SPY Shares =	$120.00 × 0.250000000, plus
IWM Shares =	$126.50 × 0.130434783, plus
EFA Shares =	$63.00 × 0.250000000, plus
EEM Shares =	$44.00 × 0.250000000, plus
DBC Shares =	$16.50 × 0.333333333, plus
EEM Shares =	$84.00 × 0.062500000

Ending Level	=	84.00
Starting Level	=	100.00

In the above example, the basket depreciated in value from the starting level of 100.00 to the ending level of 84.00. The positive performance of the IWM Shares, the EFA Shares, the EEM Shares, the DBC Shares and the VNQ Shares were more than offset by the negative performance of the more heavily weighted SPY Shares, resulting in a negative performance of the basket.

Example 3: The basket performance is negative.

Basket Component	Basket Component Weighting	Hypothetical Multiplier	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Appreciation / Depreciation
SPY Shares	50%	0.250000000	$200.00	$170.00	-15%
IWM Shares	15%	0.130434783	$115.00	$97.75	-15%
EFA Shares	15%	0.250000000	$60.00	$45.00	-25%
EEM Shares	10%	0.250000000	$40.00	$20.00	-50%
DBC Shares	5%	0.333333333	$15.00	$12.00	-20%
VNQ Shares	5%	0.062500000	$80.00	$72.00	-10%

Using the hypothetical final basket component values and the hypothetical multipliers above, the ending level is calculated as follows:

SPY Shares =	$170.00 × 0.250000000, plus
IWM Shares =	$97.75 × 0.130434783, plus
EFA Shares =	$45.00 × 0.250000000, plus
EEM Shares =	$20.00 × 0.250000000, plus
DBC Shares =	$12.00 × 0.333333333, plus
EEM Shares =	$72.00 × 0.062500000

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Ending Level	=	80.00
Starting Level	=	100.00

In the above example, all of the basket components depreciated. Therefore, the basket depreciated in value from the starting level of 100.00 to the ending level of 80.00.

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest, and you will receive less, and up to 85% less, than the face amount of your securities at maturity if the ending level is less than the threshold level. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or repay a fixed amount of the face amount of the securities. If the ending level is less than the threshold level, which is 85% of the starting level, you will receive less, and up to 85% less, than the face amount of your securities at maturity.

▪	The appreciation potential of the securities is limited by the capped value. The appreciation potential of the securities is limited by the capped value of $1,450 to $1,500 per security, or 145% to 150% of the face amount (to be determined on the pricing date). Although the participation rate provides 150% exposure to any increase in the ending level over the starting level, because the redemption amount will be limited to 145% to 150% of the face amount for the securities, any increase in the ending level over the starting level by more than 30.00% to approximately 33.33% of the starting level, depending on the actual capped value, will not further increase the return on the securities.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. or any other dealer may be willing to purchase or sell the securities in the secondary market, including:

▪	the share closing price of each of the basket components at any time,

▪	the volatility (frequency and magnitude of changes in share closing price) of each of the basket components,

▪	interest and yield rates in the market,

▪	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components or stock, commodity or REIT markets generally and which may affect the closing values of the basket components on the calculation day,

▪	the exchange rates relative to the U.S. dollar with respect to each of the currencies in which the stocks underlying the EEM Shares and the EFA Shares trade,

▪	dividend yields of the basket components,

▪	the time remaining until the securities mature,

▪	the occurrence of certain events affecting the SPY Shares, the IWM Shares, the EEM Shares, the EFA Shares, the DBC Shares or the VNQ Shares that may or may not require an adjustment to the respective adjustment factors, and

▪	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. The prices of the basket components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “SPDR® S&P 500® ETF Trust Overview,” “iShares® Russell 2000® ETF Overview,” “iShares® MSCI EAFE ETF Overview” and “iShares® MSCI Emerging Markets ETF Overview,” “PowerShares DB Commodity Index Tracking Fund Overview” and “Vanguard REIT ETF Overview” below. You may receive less, and possibly significantly less, than the face amount per security if you try to sell your securities prior to maturity.

▪	The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities at maturity, and therefore you are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness. Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

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▪	The amount payable on the securities is not linked to the value of the basket at any time other than the calculation day. The ending level will be based on the share closing prices of the basket components on the calculation day and the applicable adjustment factors, subject to postponement for non-trading days and certain market disruption events. If some or all of the basket components appreciate prior to the calculation day but then depreciate by the calculation day, the redemption amount will be less, and may be significantly less, than it would have been had the redemption amount been linked to the prices of the basket components prior to such decrease. Although the actual prices of the basket components on the stated maturity date or at other times during the term of the securities may be higher than their share closing prices on the calculation day, the redemption amount will be based solely on the share closing prices of the basket components on the calculation day and the applicable adjustment factors.

▪	Changes in the price of one or more of the basket components may offset changes in the prices of the others. Movements in the prices of the basket components may not correlate with each other. At a time when the price of one basket component increases, the price of the other basket components may not increase as much, or may even decline. Therefore, in calculating the ending level, increases in the price of one basket component may be moderated, or wholly offset, by lesser increases or declines in the prices of the other basket components. Furthermore, the basket is not equally weighted among the basket components. Decreases in the price of a more heavily weighted basket component could moderate or wholly offset increases in the prices of the less heavily weighted basket components.

▪	Investing in the securities is not equivalent to investing in the basket components . Investing in the securities is not equivalent to investing in the basket components or the S&P 500® Index, the Russell 2000® Index, the MSCI EAFE Index, the MSCI Emerging Markets Index, the DBIQ Optimum Yield Diversified Commodity Index – Excess ReturnTM or the MSCI U.S. REIT Index (each, a “share underlying index”). As an investor in the securities, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to either the basket components, their components or the share underlying indices. Furthermore, the securities will provide less opportunity for appreciation than an investment in a similar security that is linked directly to the appreciation of the basket and is not subject to a capped value at maturity. In addition, you do not have the right to exchange your securities for any of the basket components at any time, and your investment is subject to the credit risk of Morgan Stanley.

▪	The prices of the EFA Shares and the EEM Shares are subject to currency exchange rate risk.Because the prices of the EFA Shares and the EEM Shares, two of the basket components, are related to the U.S. dollar value of stocks underlying the MSCI Emerging Markets Index and the MSCI EAFE Index, respectively, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities of the EEM Shares and the EFA Shares trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the EEM Shares and the EFA Shares, the prices of the EEM Shares and the EFA Shares will be adversely affected and the redemption amount payable at maturity of the securities may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments between countries; and

•	the extent of governmental surpluses or deficits in the countries represented in the MSCI EAFE Index or the MSCI Emerging Markets Index and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the MSCI EAFE Index or the MSCI Emerging Markets Index and the United States and other countries important to international trade and finance.

▪	There are risks associated with investments in securities, such as the securities, linked to the value of foreign (and especially emerging markets) equity securities. The EFA Shares track the performance of the MSCI EAFE Index, which is linked to the value of foreign equity securities, and the EEM Shares track the performance of the MSCI

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Emerging Markets Index, which is linked solely to the value of foreign emerging markets equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission (the “Commission”), and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the stocks included in the MSCI Emerging Markets Index and that are generally tracked by the EEM Shares have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

▪	The securities are linked to the IWM Shares and are therefore subject to risks associated with small-capitalization companies. The IWM Shares seek investment results that correspond generally to the price and yield performance of the Russell 2000® Index. The Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than that of indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪	Investments linked to commodities are subject to sharp fluctuations in commodity prices. The DBC Shares seek to track a share underlying index which includes fourteen physical commodities: light sweet crude oil (WTI), heating oil, RBOB gasoline, natural gas, brent crude, gold, silver, aluminum, zinc, copper grade A, corn, wheat, soybeans and sugar. Investments linked to the prices of commodities are subject to sharp fluctuations in the prices of commodities and related contracts over short periods of time as a result of a variety of factors, including: changes in supply and demand relationships; weather; climatic events; the occurrence of natural disasters; wars; political and civil upheavals; acts of terrorism; trade, fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates; and trading activities in commodities and related contracts. These factors may affect the price of the DBC Shares and the value of the basket, and, therefore, the value of the securities in varying and potentially inconsistent ways. As a result of these or other factors, the price of the DBC Shares may be volatile.

▪	Legal and regulatory changes could adversely affect the return on and value of your securities. Futures contracts and options on futures contracts, including those related to the index tracked by the DBC Shares, are subject to extensive statutes, regulations, and margin requirements. The Commodity Futures Trading Commission, commonly referred to as the “CFTC,” and the exchanges on which such futures contracts trade are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices that may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant

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futures and options contracts and forward contracts. The regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action. In addition, various non-U.S. governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effect on the value of the securities of any future regulatory change is impossible to predict, but could be substantial and adverse to the interests of holders of the securities.

For example, the Dodd-Frank Act, which was enacted on July 21, 2010, requires the CFTC to establish limits on the amount of positions that may be held by any person in certain commodity futures contracts and swaps, futures and options that are economically equivalent to such contracts. While the effects of these or other regulatory developments are difficult to predict, when adopted, such rules may have the effect of making the markets for commodities, commodity futures contracts, options on futures contracts and other related derivatives more volatile and over time potentially less liquid. Such restrictions may force market participants, including us and our affiliates, or such market participants may decide, to sell their positions in such futures contracts and other instruments subject to the limits. If this broad market selling were to occur, it would likely lead to declines, possibly significant declines, in commodity prices, in the price of such commodity futures contracts or instruments and potentially, the value of the securities.

▪	The VNQ Shares are subject to risks associated with the real estate industry. The VNQ Shares are subject to certain risks applicable to the real estate industry. The VNQ Shares invests in real estate investment trusts (“REITs”), which exposes the VNQ Shares to the risks of owning real estate directly as well as to risks that relate specifically to the way in which REITs are organized and operated. Real estate is highly sensitive to general and local economic conditions and developments, and characterized by intense competition and periodic overbuilding. Specific risks especially relevant to investment in the real estate industry include interest rate risk, leverage risk, property risk, management risk, liquidity risk, concentration risk, U.S. tax risk and regulatory risk. Any of these risks could adversely impact the value of the VNQ Shares, and, accordingly, the value of the securities.

▪	The adjustments to the adjustment factors the calculation agent is required to make do not cover every corporate event that can affect the SPY Shares, the IWM Shares, the EFA Shares, the EEM Shares, the DBC Shares or the VNQ Shares.MS & Co., as calculation agent, will adjust the respective adjustment factor for the SPY Shares, the IWM Shares, the EFA Shares, the EEM Shares, the DBC Shares and the VNQ Shares for stock splits and stock dividends. However, the calculation agent will not make an adjustment for every corporate event or any distribution that could affect the SPY Shares, the IWM Shares, the EFA Shares, the EEM Shares, the DBC Shares or the VNQ Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

▪	Adjustments to any of the basket components or to the share underlying indices could adversely affect the value of the securities. The investment advisor for each of the basket components seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying index. Pursuant to their investment strategies or otherwise, the applicable investment advisor can add, delete or substitute the stocks composing such basket components. Any of these actions could adversely affect the price of the basket components, and, consequently, the value of the securities. In addition, the publisher of each share underlying index is responsible for calculating and maintaining the relevant share underlying index. The applicable index publisher may add, delete or substitute the components constituting the share underlying index or make other methodological changes required by certain corporate events relating to the components, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the share underlying index. The index publishers may also discontinue or suspend calculation or publication of any of the underlying indices at any time. If this discontinuance or suspension occurs following the discontinuance or liquidation of the related basket component, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index, and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the closing values of any of the basket components, and, consequently, the value of the securities.

▪	The basket components and the share underlying indices are different. The performance of any of the basket components may not exactly replicate the performance of the corresponding share underlying index because each of the basket components will reflect transaction costs and fees that are not included in the calculation of the corresponding share underlying index tracked by such basket component. It is also possible that one or more of the basket components may not fully replicate, or may in certain circumstances diverge significantly from, the performance of the corresponding share underlying index due to the temporary unavailability of certain securities in the secondary

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market, the performance of any derivative instruments contained in such basket components, differences in trading hours between such basket components and the corresponding share underlying index or due to other circumstances. Additionally, the investment adviser of any of the basket components may have authorization to invest up to a certain percentage of its assets in shares of other exchange-traded funds that seek to track the performance of equity securities of similar constituent countries or industries of the corresponding share underlying index.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 4.5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The calculation agent, which is a subsidiary of Morgan Stanley, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial basket component value and multiplier for each basket component and the ending level, will make any adjustments to the adjustment factors and will calculate the

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amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co. in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the ending level in the event of a market disruption event or discontinuance of any share underlying index. These potentially subjective determinations may adversely affect the payout to you at maturity.For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Antidilution Adjustments for PLUS Linked to Exchange-Traded Funds,” “—Alternate Exchange Calculation in case of an Event of Default,” “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation” and “—Calculation Agent and Calculations” in the accompanying product supplement for PLUS.In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities. One or more of our subsidiaries and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the basket components or the share underlying indices), including trading in the basket components, in futures and/or options contracts on the basket components, the components of the basket components or the share underlying indices and other financial instruments related to the basket components listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the calculation day approaches.Some of our subsidiaries also trade the basket components or the components of the basket components and other financial instruments related to the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial basket component values, and therefore increase the values at or above which the basket components must close on the calculation day so that investors do not suffer a loss on their initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on the calculation day, could adversely affect the values of the basket components, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity.

▪	The stated maturity date may be postponed if the calculation day is postponed. If the scheduled calculation day is not a trading day for a basket component or if a market disruption event occurs with respect to a basket component on that day so that the calculation day for such basket component is postponed and falls less than two business days prior to the stated maturity date, the stated maturity date of the securities will be postponed to the second business day following the last calculation day as postponed.

▪	Historical prices of the basket components should not be taken as an indication of the future performance of the basket components during the term of the securities.No assurance can be given as to the prices of the basket components at any time, including on the calculation day, because historical prices of the basket components do not provide an indication of future performance of the basket components.

▪	Potentially inconsistent research, opinions or recommendations by MS & Co., WFS or their respective affiliates. MS & Co., WFS and their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by MS & Co., WFS or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the basket components to which the securities are linked.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional provisions ― Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and

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recognize all income and gain in respect of the securities as ordinary income.Additionally, as discussed under “United States Federal Taxation—FATCA Legislation” in the accompanying product supplement for PLUS, the withholding rules commonly referred to as “FATCA” would apply to the securities if they were recharacterized as debt instruments. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Basket Overview

The basket consists of the SPY Shares, the IWM Shares, the EFA Shares, the EEM Shares, the DBC Shares and the VNQ Shares. The basket offers exposure to price movements in U.S. and international equity and commodity markets. For more information on the individual basket components, see below.

Basket Component Information as of September 2, 2015
	Bloomberg Ticker Symbol	Current Share Closing Price	52 Weeks Ago	52 Week High	52 Week Low
The SPY Shares	SPY UP	$195.41	$200.61	$213.50 (on 5/21/2015)	$186.27 (on 10/16/2014)
The IWM Shares	IWM UP	$113.91	$117.23	$129.01 (on 6/23/2015)	$104.30 (on 10/13/2014)
The EFA Shares	EFA UP	$58.82	$66.84	$68.42 (on 5/15/2015)	$57.85 (on 8/24/2015)
The EEM Shares	EEM UP	$33.00	$44.99	$45.85 (on 9/5/2014)	$31.32 (on 8/24/2015)
The DBC Shares	DBC UP	$15.30	$24.67	$24.77 (on 9/3/2014)	$14.41 (on 8/26/2015)
The VNQ Shares	VNQ UP	$73.37	$77.19	$88.65 (on 1/27/2015)	$71.35 (on 9/25/2014)

Historical Daily Performance of the Basket January 1, 2010 to September 2, 2015

The graph above is calculated to show the performance of the basket during the period from January 1, 2010 through September 2, 2015, assuming the basket components are weighted as set out on the cover of this document and that the basket component weightings and multipliers were set on January 1, 2010 such that the starting level was 100, and illustrates the effect of the offset and/or correlation among the basket components during such period. The graph does not take into account the participation rate or the threshold level, nor does it attempt to show your expected return on an investment in the securities. The historical values of the basket should not be taken as an indication of its future performance.

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The SPDR® S&P 500® ETF Trust Overview

The SPDR® S&P 500® ETF Trust (formerly SPDR Trust, Series 1), or SPY, formed by PDR Services LLC, is a unit investment trust registered under the Investment Company Act of 1940 that holds a portfolio of securities consisting of substantially all of the common stocks, in substantially the same weighting, as the S&P 500® Index. SPY seeks investment results that generally correspond to the price and yield performance, before fees and expenses, of the S&P 500® Index. Information provided to or filed with the Commission by SPY pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-46080 and 811-06125, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agents make any representation that such publicly available documents or any other publicly available information regarding the SPDR® S&P 500® ETF Trust is accurate or complete.

Information as of market close on September 2, 2015:

Bloomberg Ticker Symbol:	SPY UP
Current Share Closing Price:	$195.41
52 Weeks Ago:	$200.61
52 Week High (on 5/21/2015):	$213.50
52 Week Low (on 10/16/2014):	$186.27

The following graph sets forth the daily share closing prices of the SPY Shares for each quarter in the period from January 1, 2010 through September 2, 2015. The related table sets forth the published high and low share closing prices, as well as end-of-quarter share closing prices, of the SPY shares for each quarter in the same period. The share closing price of the SPY Shares on September 2, 2015 was $195.41. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. The SPY Shares have at times experienced periods of high volatility. You should not take the historical prices of the SPY Shares as an indication of future performance, and no assurance can be given as to the share closing price of the SPY Shares on the calculation day.

Shares of the SPDR® S&P 500® ETF Trust Daily Share Closing Prices January 1, 2010 to September 2, 2015

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SPDR® S&P 500® ETF Trust (CUSIP 78462F103)	High ($)	Low ($)	Period End ($)
2010
First Quarter	117.40	105.87	116.99
Second Quarter	121.79	103.22	103.22
Third Quarter	114.79	102.20	114.12
Fourth Quarter	125.92	113.75	125.78
2011
First Quarter	134.57	126.21	132.51
Second Quarter	136.54	126.81	131.97
Third Quarter	135.46	112.26	113.17
Fourth Quarter	128.68	109.93	125.50
2012
First Quarter	141.61	127.49	140.72
Second Quarter	141.79	128.10	136.27
Third Quarter	147.24	133.51	143.93
Fourth Quarter	146.27	135.70	142.52
2013
First Quarter	156.73	145.53	156.55
Second Quarter	167.11	154.14	160.01
Third Quarter	173.14	161.16	168.10
Fourth Quarter	184.67	165.48	184.67
2014
First Quarter	188.26	174.15	187.04
Second Quarter	196.48	181.48	195.72
Third Quarter	201.82	190.99	197.02
Fourth Quarter	208.72	186.27	205.50
2015
First Quarter	211.99	198.97	206.43
Second Quarter	213.50	205.42	205.85
Third Quarter (through September 2, 2015)	212.59	187.27	195.41

This document relates only to the securities offered hereby and does not relate to the SPY Shares.  We have derived all disclosures contained in this document regarding the SPDR® S&P 500® ETF Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor either agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR® S&P 500® ETF Trust.  Neither we nor either agent makes any representation that such publicly available documents or any other publicly available information regarding the SPDR® S&P 500® ETF Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SPY Shares (and therefore the price of the SPY Shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR® S&P 500® ETF Trust could affect the value received at maturity with respect to the securities and therefore the value of the securities.

Neither we, the agents nor any of our or their affiliates makes any representation to you as to the performance of the SPY Shares.

We and/or our affiliates may presently or from time to time engage in business with the SPDR® S&P 500® ETF Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the SPDR® S&P 500® ETF Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the SPY Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the SPDR® S&P 500® ETF Trust as in your judgment is appropriate to make an informed decision with respect to an investment in the SPY Shares.

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“Standard & Poor’s®”, “S&P®”, “S&P 500®” and “SPDR®” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of The McGraw-Hill Companies, Inc. (“MGH”). The securities are not sponsored, endorsed, sold, or promoted by S&P, MGH or SPY.S&P, MGH and SPY make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, MGH and SPY have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The S&P 500® Index

The S&P 500® Index, which is calculated, maintained and published by S&P, consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943. S&P has announced that it expects that, effective with the September 2015 rebalance, consolidated share class lines will no longer be included in the S&P 500® Index. Each share class line will be subject to public float and liquidity criteria individually, but the company’s total market capitalization will be used to evaluate each share class line for purposes of determining index membership eligibility. This may result in one listed share class line of a company being included in the S&P 500® Index while a second listed share class line of the same company is excluded.For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.

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iShares® Russell 2000® ETF Overview

The iShares® Russell 2000® ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Index.  The iShares® Russell 2000® ETF is managed by iShares Trust (“iShares”), a registered investment company that consists of numerous separate investment portfolios.  Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agents make any representation that such publicly available documents or any other publicly available information regarding the iShares® Russell 2000® ETF is accurate or complete.

Information as of market close on September 2, 2015:

Bloomberg Ticker Symbol:	IWM UP
Current Share Closing Price:	$113.91
52 Weeks Ago:	$117.23
52 Week High (on 6/23/2015):	$129.01
52 Week Low (on 10/13/2014):	$104.30

The following graph sets forth the daily share closing prices of the IWM Shares for each quarter in the period from January 1, 2010 through September 2, 2015. The related table sets forth the published high and low share closing prices, as well as end-of-quarter share closing prices, of the IWM shares for each quarter in the same period. The share closing price of the IWM Shares on September 2, 2015 was $113.91. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. The IWM Shares have at times experienced periods of high volatility. You should not take the historical prices of the IWM Shares as an indication of future performance, and no assurance can be given as to the share closing price of the IWM Shares on the calculation day.

Shares of the iShares® Russell 2000® Daily Share Closing Prices January 1, 2010 to September 2, 2015

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iShares® Russell 2000® ETF (CUSIP 464287655)	High ($)	Low ($)	Period End ($)
2010
First Quarter	69.25	58.68	67.81
Second Quarter	74.14	61.08	61.08
Third Quarter	67.67	59.04	67.47
Fourth Quarter	79.22	66.94	78.23
2011
First Quarter	84.17	77.18	84.17
Second Quarter	86.37	77.77	82.80
Third Quarter	85.65	64.25	64.25
Fourth Quarter	76.45	60.97	73.69
2012
First Quarter	84.41	74.56	82.85
Second Quarter	83.79	73.64	79.65
Third Quarter	86.40	76.68	83.46
Fourth Quarter	84.69	76.88	84.29
2013
First Quarter	94.80	86.65	94.26
Second Quarter	99.51	89.58	97.16
Third Quarter	107.10	98.08	106.62
Fourth Quarter	115.31	103.67	115.31
2014
First Quarter	119.83	108.64	116.34
Second Quarter	118.81	108.88	118.81
Third Quarter	120.02	109.35	109.35
Fourth Quarter	121.08	104.30	119.67
2015
First Quarter	126.03	114.69	124.35
Second Quarter	129.01	120.85	124.86
Third Quarter (through September 2, 2015)	126.31	109.69	113.91

This document relates only to the securities offered hereby and does not relate to the IWM Shares.  We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above.  In connection with the offering of the securities, neither we nor either agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares.  Neither we nor either agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the IWM Shares (and therefore the price of the IWM Shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the securities and therefore the value of the securities.

Neither we, the agents nor any of our or their affiliates makes any representation to you as to the performance of the IWM Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the IWM Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment in the IWM Shares.

iShares® is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold, or promoted by BTC.  BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Russell 2000® Index.  The Russell 2000® Index is an index calculated, published and disseminated by Russell Investments, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its

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territories.  All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index.  The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 2000® Index represents a small portion of the total market capitalization of the Russell 3000® Index.  The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market.  For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

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iShares® MSCI EAFE ETF Overview

The iShares® MSCI EAFE ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE IndexSM. The iShares® MSCI EAFE ETF is managed by iShares, a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE ETF. Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agents make any representation that such publicly available documents or any other publicly available information regarding the iShares® MSCI EAFE ETF is accurate or complete.

Information as of market close on September 2, 2015:

Bloomberg Ticker Symbol:	EFA UP
Current Share Closing Price:	$58.82
52 Weeks Ago:	$66.84
52 Week High (on 5/15/2015):	$68.42
52 Week Low (on 8/24/2015):	$57.85

The following graph sets forth the daily share closing prices of the EFA Shares for each quarter in the period from January 1, 2010 through September 2, 2015. The related table sets forth the published high and low share closing prices, as well as end-of-quarter share closing prices, of the EFA Shares for each quarter in the same period. The share closing price of the EFA Shares on September 2, 2015 was $58.82. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. The EFA Shares have at times experienced periods of high volatility. You should not take the historical prices of the EFA Shares as an indication of future performance, and no assurance can be given as to the share closing price of the EFA Shares on the calculation day.

Shares of the iShares® MSCI EAFE ETF Daily Share Closing Prices January 1, 2010 to September 2, 2015

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iShares® MSCI EAFE ETF (CUSIP 464287465)	High ($)	Low ($)	Period End ($)
2010
First Quarter	57.96	50.45	56.00
Second Quarter	58.03	46.29	46.51
Third Quarter	55.42	47.09	54.92
Fourth Quarter	59.46	54.25	58.23
2011
First Quarter	61.91	55.31	60.09
Second Quarter	63.87	57.10	60.14
Third Quarter	60.80	46.66	47.75
Fourth Quarter	55.57	46.45	49.53
2012
First Quarter	55.80	49.15	54.90
Second Quarter	55.51	46.55	49.96
Third Quarter	55.15	47.62	53.00
Fourth Quarter	56.88	51.96	56.82
2013
First Quarter	59.89	56.90	58.98
Second Quarter	63.53	57.03	57.38
Third Quarter	65.05	57.55	63.79
Fourth Quarter	67.06	62.71	67.06
2014
First Quarter	68.03	62.31	67.17
Second Quarter	70.67	66.26	68.37
Third Quarter	69.25	64.12	64.12
Fourth Quarter	64.51	59.53	60.84
2015
First Quarter	65.99	58.48	64.17
Second Quarter	68.42	63.49	63.49
Third Quarter (through September 2, 2015)	65.46	57.85	58.82

This document relates only to the securities offered hereby and does not relate to the EFA Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor either agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor either agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the EFA Shares (and therefore the price of the EFA Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the securities and therefore the value of the securities.

Neither we, the agents nor any of our or their affiliates makes any representation to you as to the performance of the EFA Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the EFA Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment in the EFA Shares.

“iShares®” is a registered mark of BTC. The securities are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the securities or any member of the public regarding

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the advisability of investing in the securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The MSCI EAFE IndexSM.The MSCI EAFE IndexSM is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”). The index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada, and it consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. For additional information about the MSCI EAFE IndexSM, see the information set forth under “MSCI EAFE IndexSM” and “MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

MSCI has announced that, effective with the November 2015 semi-annual index review, certain securities traded outside of their country of classification (i.e., “foreign listings”) will become eligible for inclusion in certain MSCI Country Investable Market Indexes within the MSCI Global Investable Market Indices.  Foreign listings may become eligible to represent securities only from countries that meet the Foreign Listing Materiality Requirement. To meet the Foreign Listing Materiality Requirement, the aggregate market capitalization of all securities represented by foreign listings should represent at least (i) 5% of the free float-adjusted market capitalization of the relevant MSCI Country Investable Market Index and (ii) 0.05% of the free-float adjusted market capitalization of the MSCI ACWI (All Country World Index) Investable Market Index.

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iShares® MSCI Emerging Markets ETF Overview

The iShares® MSCI Emerging Markets ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index®. The iShares® MSCI Emerging Markets ETF is managed by iShares, a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets ETF. Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agents make any representation that such publicly available documents or any other publicly available information regarding the iShares® MSCI Emerging Markets ETF is accurate or complete.

Information as of market close on September 2, 2015:

Bloomberg Ticker Symbol:	EEM UP
Current Share Closing Price:	$33.00
52 Weeks Ago:	$44.99
52 Week High (on 9/5/2014):	$45.85
52 Week Low (on 8/24/2015):	$31.32

The following graph sets forth the daily share closing prices of the EEM Shares for each quarter in the period from January 1, 2010 through September 2, 2015. The related table sets forth the published high and low share closing prices, as well as end-of-quarter share closing prices, of the EEM Shares for each quarter in the same period. The share closing price of the EEM Shares on September 2, 2015 was $33.00. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. The EEM Shares have at times experienced periods of high volatility. You should not take the historical prices of the EEM Shares as an indication of future performance, and no assurance can be given as to the share closing price of the EEM Shares on the calculation day.

Shares of the iShares® MSCI Emerging Markets ETF Daily Share Closing Prices January 1, 2010 to September 2, 2015

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iShares® MSCI Emerging Markets ETF (CUSIP 61759G182)	High ($)	Low ($)	Period End ($)
2010
First Quarter	43.22	36.83	42.12
Second Quarter	43.98	36.16	37.32
Third Quarter	44.77	37.59	44.77
Fourth Quarter	48.58	44.77	47.62
2011
First Quarter	48.69	44.63	48.69
Second Quarter	50.21	45.50	47.60
Third Quarter	48.46	34.95	35.07
Fourth Quarter	42.80	34.36	37.94
2012
First Quarter	44.76	38.23	42.94
Second Quarter	43.54	36.68	39.19
Third Quarter	42.37	37.42	41.32
Fourth Quarter	44.35	40.14	44.35
2013
First Quarter	45.20	41.80	42.78
Second Quarter	44.23	36.63	38.57
Third Quarter	43.29	37.34	40.77
Fourth Quarter	43.66	40.44	41.77
2014
First Quarter	40.99	37.09	40.99
Second Quarter	43.95	40.82	43.23
Third Quarter	45.85	41.56	41.56
Fourth Quarter	42.44	37.73	39.29
2015
First Quarter	41.07	37.92	40.13
Second Quarter	44.09	39.04	39.62
Third Quarter (through September 2, 2015)	39.78	31.32	33.00

This document relates only to the securities offered hereby and does not relate to the EEM Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor either agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor either agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the EEM Shares (and therefore the price of the EEM Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the redemption amount received at maturity with respect to the securities and therefore the value of the securities.

Neither we, the agents nor any of our or their affiliates makes any representation to you as to the performance of the EEM Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the EEM Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the EEM Shares.

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iShares® is a registered trademark of BTC. The securities are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The MSCI Emerging Markets IndexSM.The MSCI Emerging Markets IndexSM is a stock index calculated, published and disseminated daily by MSCI and is intended to provide performance benchmarks for certain emerging equity markets including Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Peru, Philippines, Poland, Russia, Qatar, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The MSCI Emerging Markets IndexSM is described in “MSCI Emerging Markets IndexSM” and “MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

MSCI has announced that, effective with the November 2015 semi-annual index review, certain securities traded outside of their country of classification (i.e., “foreign listings”) will become eligible for inclusion in certain MSCI Country Investable Market Indexes within the MSCI Global Investable Market Indices.  Foreign listings may become eligible to represent securities only from countries that meet the Foreign Listing Materiality Requirement. To meet the Foreign Listing Materiality Requirement, the aggregate market capitalization of all securities represented by foreign listings should represent at least (i) 5% of the free float-adjusted market capitalization of the relevant MSCI Country Investable Market Index and (ii) 0.05% of the free-float adjusted market capitalization of the MSCI ACWI (All Country World Index) Investable Market Index.

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PowerShares DB Commodity Index Tracking Fund Overview

The PowerShares DB Commodity Index Tracking Fund is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the DBIQ Optimum Yield Diversified Commodity Index – Excess ReturnTM. The PowerShares DB Commodity Index Tracking Fund is managed by Invesco PowerShares Capital Management LLC (“Invesco”), a registered investment company that consists of numerous separate investment portfolios, including the PowerShares DB Commodity Index Tracking Fund. Information provided to or filed with the Commission by the fund pursuant to the Securities Act of 1933 can be located by reference to Commission file numbers 333-141631 and 333-150217 through the Commission’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.Neither the issuer nor the agents make any representation that such publicly available documents or any other publicly available information regarding the PowerShares DB Commodity Index Tracking Fund is accurate or complete.

Information as of market close on September 2, 2015:

Bloomberg Ticker Symbol:	DBC UP
Current Share Closing Price:	$15.30
52 Weeks Ago:	$24.67
52 Week High (on 9/3/2014):	$24.77
52 Week Low (on 8/26/2015):	$14.41

The following graph sets forth the daily share closing prices of the DBC Shares for each quarter in the period from January 1, 2010 through September 2, 2015. The related table sets forth the published high and low share closing prices, as well as end-of-quarter share closing prices, of the DBC Shares for each quarter in the same period. The share closing price of the DBC Shares on September 2, 2015 was $15.30. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. The DBC Shares have at times experienced periods of high volatility. You should not take the historical prices of the DBC Shares as an indication of future performance, and no assurance can be given as to the share closing price of the DBC Shares on the calculation day.

Shares of the PowerShares DB Commodity Index Tracking Fund Daily Share Closing Prices January 1, 2010 to September 2, 2015

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PowerShares DB Commodity Index Tracking Fund (CUSIP 73935S105)	High ($)	Low ($)	Period End ($)
2010
First Quarter	25.72	22.38	23.52
Second Quarter	24.70	21.25	21.57
Third Quarter	24.11	21.20	24.11
Fourth Quarter	27.58	24.08	27.58
2011
First Quarter	30.51	27.13	30.51
Second Quarter	31.92	28.25	28.96
Third Quarter	30.83	25.73	25.73
Fourth Quarter	28.54	25.57	26.84
2012
First Quarter	29.78	27.29	28.78
Second Quarter	29.17	24.15	25.75
Third Quarter	29.73	25.70	28.68
Fourth Quarter	28.95	27.14	27.78
2013
First Quarter	28.59	26.84	27.31
Second Quarter	27.31	25.13	25.13
Third Quarter	27.02	25.29	25.76
Fourth Quarter	26.29	25.09	25.65
2014
First Quarter	26.49	24.70	26.13
Second Quarter	26.92	25.74	26.58
Third Quarter	26.50	23.22	23.22
Fourth Quarter	23.14	18.45	18.45
2015
First Quarter	18.31	16.81	17.07
Second Quarter	18.46	17.26	18.00
Third Quarter (through September 2, 2015)	17.78	14.41	15.30

This document relates only to the securities offered hereby and does not relate to the DBC Shares. We have derived all disclosures contained in this document regarding Invesco from the publicly available documents described above. In connection with the offering of the securities, neither we nor either agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Invesco. Neither we nor either agent makes any representation that such publicly available documents or any other publicly available information regarding Invesco is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the DBC Shares (and therefore the price of the DBC Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Invesco could affect the value received at maturity with respect to the securities and therefore the value of the securities.

Neither we, the agents nor any of our or their affiliates makes any representation to you as to the performance of the DBC Shares.

We and/or our affiliates may presently or from time to time engage in business with Invesco. In the course of such business, we and/or our affiliates may acquire non-public information with respect to Invesco, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the DBC Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of Invesco as in your judgment is appropriate to make an informed decision with respect to an investment in the DBC Shares.

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DBIQ Optimum Yield Diversified Commodity Index – Excess ReturnTM.The DBIQ Optimum Yield Diversified Commodity Index – Excess ReturnTM (the “index”) is intended to reflect the change in market value of certain commodities. The index is (i) calculated on an excess return, or unfunded basis and (ii) rolled in a manner that is aimed at potentially maximizing the roll benefits in backwardated markets and minimizing the losses from rolling in contangoed markets. The index commodities are Light Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline, Natural Gas, Brent Crude, Gold, Silver, Aluminum, Zinc, Copper Grade A, Corn, Wheat, Soybeans, and Sugar.

The notional amounts of each index commodity included in the index are broadly in proportion to historic levels of the world’s production and stocks of the index commodities. The closing level of the index is calculated on each business day by Deutsche Bank AG London, the Index Sponsor, based on the closing price of the futures contracts for each of the index commodities and the notional amount of such index commodity.

The index is rebalanced annually in November to ensure that each of the index commodities is weighted in the same proportion that such index commodities were weighted on July 31, 1988, or the base date. The following table reflects the index base weights of each index commodity on the base date:

Index Commodity	Index Base Weight (%)
Light Sweet Crude Oil (WTI)	12.375
Heating Oil	12.375
RBOB Gasoline	12.375
Natural Gas	5.500
Brent Crude	12.375
Gold	8.000
Silver	2.000
Aluminum	4.167
Zinc	4.167
Copper Grade A	4.167
Corn	5.625
Wheat	5.625
Soybeans	5.625
Sugar	5.625
Closing Level on Base Date:	100.000

The index has been calculated back to the base date. On the base date, the closing level was 100.

The index commodities are traded on the following futures exchanges: Light Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline and Natural Gas: New York Mercantile Exchange; Brent Crude: ICEFutures Europe; Gold and Silver: Commodity Exchange Inc., New York; Aluminum, Zinc and Copper Grade A: The London Metal Exchange Limited; Corn, Wheat and Soybeans: Board of Trade of the City of Chicago Inc.; and Sugar: ICE Futures U.S., Inc.

The composition of the index may be adjusted in the event that the Index Sponsor is not able to calculate the closing prices of the index commodities.

The index includes provisions for the replacement of futures contracts as they approach maturity. This replacement takes place over a period of time in order to lessen the impact on the market for the futures contracts being replaced. With respect to each index commodity, the fund employs a rule-based approach when it ‘rolls’ from one futures contract to another. Rather than select a new futures contract based on a predetermined schedule (e.g., monthly), each index commodity rolls to the futures contract which generates the best possible ‘implied roll yield.’ The futures contract with a delivery month within the next thirteen months which generates the best possible implied roll yield will be included in the index.

The futures contract price for each index commodity will be the exchange closing price for such index commodity on each weekday when banks in New York, New York are open, or Index Business Days. If a weekday is not an Exchange Business Day (as defined in the following sentence) but is an Index Business Day, the exchange closing price from the previous Index Business Day will be used for each index commodity. “Exchange Business Day” means, in respect of an index commodity, a

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day that is a trading day for such index commodity on the relevant exchange (unless either an index disruption event or force majeure event has occurred).

On the first New York business day, or Verification Date, of each month, each index commodity futures contract will be tested in order to determine whether to continue including it in the index. If the index commodity futures contract requires delivery of the underlying commodity in the next month, known as the Delivery Month, a new index commodity futures contract will be selected for inclusion in the index. For example, if the first New York business day is May 1, 2016, and the Delivery Month of the index commodity futures contract currently in the index is June 2016, a new index commodity futures contract with a later Delivery Month will be selected.

For each underlying index commodity in the index, the new index commodity futures contract selected will be the index commodity futures contract with the best possible “implied roll yield” based on the closing price for each eligible index commodity futures contract. Eligible index commodity futures contracts are any index commodity futures contracts having a Delivery Month (i) no sooner than the month after the Delivery Month of the index commodity futures contract currently in the index, and (ii) no later than the 13th month after the Verification Date. For example, if the first New York business day is May 1, 2016 and the Delivery Month of an index commodity futures contract currently in the index is therefore June 2016, the Delivery Month of an eligible new index commodity futures contract must be between July 2016 and July 2017. The implied roll yield is then calculated and the futures contract on the index commodity with the best possible implied roll yield is then selected. If two futures contracts have the same implied roll yield, the futures contract with the minimum number of months prior to the Delivery Month is selected.

After the futures contract selection, the monthly roll for each index commodity subject to a roll in that particular month unwinds the old futures contract and enters a position in the new futures contract. This takes place between the 2nd and 6th Index Business Day of the month.

On each day during the roll period, new notional holdings are calculated. The calculations for the old index commodity that are leaving the index and the new index commodity are then calculated.

On all days that are not monthly index roll days, the notional holdings of each index commodity future remains constant.

The index is re-weighted on an annual basis on the 6th Index Business Day of each November.

The index calculation is expressed as the weighted average return of the index commodity.

While the Index Sponsor currently employs the above described methodology to calculate the index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any index commodity or a futures contract) will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate. The Index Sponsor may also make modifications to the terms of the index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision of the index.

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Vanguard REIT ETF Overview

The Vanguard REIT ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the property trusts sector of the U.S. equity market, as represented by the MSCI US REIT Index.The Vanguard REIT ETF is registered as part of Vanguard Specialized Funds (“Vanguard”), a registered investment company. Information provided to or filed with the Commission by Vanguard Specialized Funds pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 002-88116 and 811-3916, respectively, through the Commission’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.Neither the issuer nor the agents make any representation that such publicly available documents or any other publicly available information regarding the Vanguard REIT ETF is accurate or complete.

Information as of market close on September 2, 2015:

Bloomberg Ticker Symbol:	VNQ UP
Current Share Closing Price:	$73.37
52 Weeks Ago:	$77.19
52 Week High (on 1/27/2015):	$88.65
52 Week Low (on 9/25/2014):	$71.35

The following graph sets forth the daily share closing prices of the VNQ Shares for each quarter in the period from January 1, 2010 through September 2, 2015. The related table sets forth the published high and low share closing prices, as well as end-of-quarter share closing prices, of the VNQ Shares for each quarter in the same period. The share closing price of the VNQ Shares on September 2, 2015 was $73.37. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. The VNQ Shares have at times experienced periods of high volatility. You should not take the historical prices of the VNQ Shares as an indication of future performance, and no assurance can be given as to the share closing price of the VNQ Shares on the calculation day.

Shares of the Vanguard REIT ETF Daily Share Closing Prices January 1, 2010 to September 2, 2015

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Vanguard REIT ETF (CUSIP 922908553)	High ($)	Low ($)	Period End ($)
2010
First Quarter	49.80	41.04	48.82
Second Quarter	54.04	46.26	46.49
Third Quarter	54.63	44.39	52.08
Fourth Quarter	57.29	52.03	55.37
2011
First Quarter	59.86	54.89	58.49
Second Quarter	62.68	57.39	60.10
Third Quarter	63.18	48.88	50.87
Fourth Quarter	58.80	48.47	58.00
2012
First Quarter	63.62	57.49	63.61
Second Quarter	66.18	60.57	65.43
Third Quarter	68.76	64.79	64.97
Fourth Quarter	66.43	62.06	65.80
2013
First Quarter	70.53	66.61	70.53
Second Quarter	78.15	65.68	68.72
Third Quarter	72.55	63.50	66.16
Fourth Quarter	71.05	64.20	64.56
2014
First Quarter	71.79	64.57	70.62
Second Quarter	76.41	70.47	74.84
Third Quarter	77.92	71.35	71.85
Fourth Quarter	82.45	71.79	81.00
2015
First Quarter	88.65	80.37	84.07
Second Quarter	85.71	74.69	74.69
Third Quarter (through September 2, 2015)	80.73	72.47	73.37

This document relates only to the securities offered hereby and does not relate to the VNQ Shares. We have derived all disclosures contained in this document regarding Vanguard from the publicly available documents described above. In connection with the offering of the securities, neither we nor either agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Vanguard. Neither we nor either agent makes any representation that such publicly available documents or any other publicly available information regarding Vanguard is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the VNQ Shares (and therefore the price of the VNQ Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Vanguard could affect the value received at maturity with respect to the securities and therefore the value of the securities.

Neither we, the agents nor any of our or their affiliates makes any representation to you as to the performance of the VNQ Shares.

We and/or our affiliates may presently or from time to time engage in business with Vanguard. In the course of such business, we and/or our affiliates may acquire non-public information with respect to Vanguard, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the VNQ Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of Vanguard as in your judgment is appropriate to make an informed decision with respect to an investment in the VNQ Shares.

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The MSCI U.S. REIT Index.The MSCI US REIT Index is a free float market capitalization weighted index that is comprised of publicly traded REIT companies that are included in the MSCI US Investable Market 2500 Index. The MSCI US Investable Market 2500 Index represents the investable universe of companies in the US equity market. This index targets for inclusion 2,500 companies and represents approximately 98% of the capitalization of the US equity market.

MSCI classifies REIT securities into one of the nine Real Estate Investment Trust (REIT) Sub-Industries. The nine REIT Sub-Industries aim to represent the following property type profiles:

•	Diversified REITs

•	Health Care REITs

•	Hotel & Resort REITs

•	Industrial REITs

•	Mortgage REITs

•	Office REITs

•	Residential REITs

•	Retail REITs

•	Specialized REITs

REITs eligible for inclusion in the MSCI US REIT Index are REITs that are included in the MSCI US Investable Market 2500 Index, with the exception of:

•	REITs classified in the Mortgage REITs Sub-Industry; and

•	REITs classified in the Specialized REITs Sub-Industry that do not generate a majority of their revenue and income from real estate rental and related leasing operations.

•	Companies classified under the Real Estate Management & Development Sub-Industry are not eligible for inclusion in the MSCI US REIT Index.

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Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.Notwithstanding anything to the contrary in the accompanying product supplement for PLUS, the amount you will receive at maturity will be the redemption amount, defined and calculated as provided in this document.

Additional provisions:
Denominations:	$1,000 and integral multiples thereof
Share underlying indices:

With respect to the SPY Shares, the S&P 500® Index

With respect to the IWM Shares, the Russell 2000® Index

With respect to the EFA Shares, the MSCI EAFE IndexSM

With respect to the EEM Shares, the MSCI Emerging Markets IndexSM

With respect to the DBC Shares, the DBIQ Optimum Yield Diversified Commodity Index – Excess ReturnTM

With respect to the VNQ Shares, the MSCI U.S. REIT Index

Securities:	The accompanying product supplement refers to the securities as the “PLUS,” “Buffered PLUS” and “Bull Market Buffered PLUS.”
Basket:	The accompanying product supplement refers to the basket as the “underlying asset.”
Basket components:	The accompanying product supplement refers to each of the basket components as a “basket ETF.”
Face amount:	The accompanying product supplement refers to the face amount as the “stated principal amount.”
Calculation day:	The accompanying product supplement refers to the calculation day as the “valuation date.”
Redemption amount:	The accompanying product supplement refers to the redemption amount as the “payment at maturity.”
Share closing price:	See “Description of PLUS—General Terms of PLUS—Some Definitions” in the accompanying product supplement for the definition of share closing price.
Starting level:	The accompanying product supplement refers to the starting level as the “initial basket value.”
Ending level:	The accompanying product supplement refers to the ending level as the “final basket value.”
Closing value:	The accompanying product supplement refers to the closing value as the “basket component closing value.”
Capped value:	The accompanying product supplement refers to the capped value as the “maximum payment at maturity.”
Participation rate:	The accompanying product supplement refers to the participation rate as the “leverage factor.”
Postponement of maturity date:	If the scheduled calculation day is not a trading day for any basket component or if a market disruption event occurs with respect to any basket component on that day so that the calculation day for such basket component as postponed falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following the last calculation day as postponed. See “Description of PLUS—Postponement of Valuation Date(s)” in the accompanying product supplement for PLUS.
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:	Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

▪	A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

▪	Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and

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short-term capital gain or loss otherwise.

Because the securities are linked to shares of exchange-traded funds, although the matter is not clear, there is a substantial risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Tax Treatment of the PLUS—Possible Application of Section 1260 of the Code” in the accompanying product supplement for PLUS for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Use of proceeds and hedging:

The proceeds we receive from the sale of the securities will be used for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities, by entering into hedging transactions with our subsidiaries and/or third party dealers. We expect our hedging counterparties to take positions in the basket components, in futures and/or options contracts on the basket components, the components of the basket components or the share underlying indices and other financial instruments related to the basket components listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could increase the initial basket component values, and therefore increase the values at or above which the basket components must close on the calculation day so that investors do not suffer a loss on their initial investment in the securities. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the securities, including on the calculation day, by purchasing and selling the basket components or the components of the basket components and other financial instruments related to the basket components, futures or options contracts on the basket components or components of the basket components and other

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financial instruments related to the basket components listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the calculation day approaches.We cannot give any assurance that our hedging activities will not affect the values of the basket components, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.
Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Code with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the

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securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests are adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $35.00 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors, LLC (“WFA”), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $15.00 per security. In addition to the selling concession allowed to WFA, WFS will pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

See "Plan of Distribution (Conflicts of Interest)" in the accompanying product supplement for PLUS for information about the distribution arrangements for the securities. References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is our wholly-owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the capped value, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts

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Securities Linked to an ETF Basket due April 6, 2020—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities

of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov. as follows:

Product Supplement for PLUS dated November 19, 2014

Index Supplement dated November 19, 2014

Prospectus dated November 19, 2014

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus. As used in this document, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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